GCP Applied Technologies Reports Fourth Quarter and Full Year 2018 Results

•	4Q18 Net sales down 4.6%; Net Sales, Constant Currency* down 1.6%

•	2018 Net sales up 3.8%; Net Sales, Constant Currency* up 4.2%

•	4Q18 Income from continuing operations attributable to GCP shareholders of $19.7 million; Adjusted EBIT* of $32.1 million

•	2018 Loss from continuing operations attributable to GCP shareholders of $16.1 million; Adjusted EBIT* of $118.9 million

•	Announces restructuring plan with approximately $25 million expected annualized savings in 2020

•	Announces review of strategic alternatives to enhance shareholder value

•	2019 Full-year guidance:

◦	Net Sales, Constant Currency* approximately equal to 2018 results

◦	Adjusted EBIT* growth of 7% to 14%

◦	Adjusted EPS* of $1.03 to $1.14

◦	Adjusted Free Cash Flow* of $55 million to $70 million

Cambridge, MA - February 27, 2019 - GCP Applied Technologies Inc. (NYSE: GCP) announced fourth quarter and full year 2018 results.

Total GCP Applied Technologies
($ Millions)

	Q4 2018	% Change	FY 2018	% Change
Net sales	$276.1	(4.6)%	$1,125.4	3.8%
Net sales, constant currency*	$285.0	(1.6)%	$1,129.5	4.2%
Gross margin	36.4%	(150) bps	36.4%	(200) bps
Adjusted gross margin*	36.5%	(170) bps	36.6%	(240) bps
Income (loss) from continuing operations attributable to GCP shareholders	$19.7	NM	$(16.1)	85.5%
Net income attributable to GCP shareholders	$24.3	NM	$15.2	NM
Diluted EPS from continuing operations attributable to GCP shareholders	$0.27	NM	$(0.22)	NM
Adjusted EPS*	$0.29	20.8%	$0.91	42.2%

Adjusted EBIT*	$32.1	(16.0)%	$118.9	(6.7)%
Adjusted EBIT margin*	11.6%	(160) bps	10.6%	(110) bps
Adjusted EBITDA*	$42.8	(11.0)%	$160.9	(2.0)%
Adjusted EBITDA margin*	15.5%	(110) bps	14.3%	(80) bps

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Gregory E. Poling, GCP's Chief Executive Officer, said, "GCP is well-positioned in the global construction products market due to our leading products and technologies, strong customer relationships and the portfolio enhancements we have made since becoming an independent public company. We are focused on implementing key growth programs including VERIFI®, achieving further cost efficiencies, and delivering value to our customers. Given our leading position and current market dynamics, our Board and management team are exploring strategic alternatives to enhance shareholder value."

As separately announced today, GCP’s Board of Directors has issued an open letter to GCP shareholders which includes a discussion of its review of strategic alternatives and cost reduction initiatives. The letter is available under the Investors section of the GCP website at www.gcpat.com.

Fourth Quarter 2018:

•	Net sales decreased 4.6% primarily due to the impact of exiting non-core geographies in Specialty Construction Chemicals

•	Gross margin decreased 150 basis points to 36.4% primarily due to the negative impact of inflation on SCC's gross margin

•
Net income from continuing operations attributable to GCP shareholders was $19.7 million compared to a net loss of $69.1 million for the prior-year quarter. The change was primarily due to the recognition of a significant tax charge in the fourth quarter of 2017 related to the enactment of the Tax Cuts and Jobs Act

•
Adjusted EBIT* of $32.1 million decreased 16.0% and Adjusted EBIT margin decreased 160 basis points to 11.6% as higher SBM segment operating income and lower corporate costs were more than offset by a decrease in SCC segment operating income

•	Adjusted EBITDA* decreased 11.0% to $42.8 million and Adjusted EBITDA margin decreased 110 basis points to 15.5% due to a decline in SCC's profitability

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Fourth Quarter Segment Performance

Specialty Construction Chemicals
($ Millions)

	Q4 2018	% Change	FY 2018	% Change
Net sales	$156.1	(6.3)%	$643.5	4.5%
Net sales, constant currency*	$163.2	(2.0)%	$651.2	5.8%
Gross margin	32.2%	(300) bps	32.2%	(330) bps
Segment operating income	$9.0	(52.4)%	$40.2	(36.6)%
Segment operating margin	5.8%	(550) bps	6.2%	(410) bps

•	Net sales decreased 6.3% as higher concrete admixture sales in Asia Pacific and growth in VERIFI® sales were more than offset by the impact of exits from certain admixture markets

•	Gross margin decreased 300 basis points as price increases were offset by raw material inflation, increases in logistics costs and volatile foreign exchange rates in certain emerging markets

•
Segment operating margin decreased 550 basis points primarily due to lower gross margin and reduced income from transition services agreements which more than offset a decline in operating expenses due to restructuring savings

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Specialty Building Materials
($ Millions)

	Q4 2018	% Change	FY 2018	% Change
Net sales	$120.0	(2.4)%	$481.9	2.8%
Net sales, constant currency*	$121.8	(0.9)%	$478.3	2.0%
Gross margin	42.3%	—	42.6%	(90) bps
Segment operating income	$29.4	2.1%	$113.6	3.8%
Segment operating margin	24.5%	110 bps	23.6%	30 bps

•	Net sales decreased 2.4% as growth in Residential was offset by a decline in Specialty Products. Building Envelope sales were unchanged.

•	Gross margin of 42.3% was unchanged as price increases offset higher raw material and logistics costs

•	Segment operating income of $29.4 million increased 2.1% due to lower operating expenses which benefited from restructuring savings and an acquisition-related settlement associated with Stirling Lloyd

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Restructuring and Repositioning Plans
On February 22, 2019, our Board of Directors approved a business restructuring and repositioning plan (the “2019 Plan”). The 2019 Plan is focused on our global supply chain strategy, processes and execution, including our manufacturing, purchasing, logistics, and warehousing operations. The plan also addresses our service delivery model primarily in North America to streamline our pursuit of combined admixture and VERIFI® opportunities.

We expect to realize total annualized pre-tax cost savings associated with the 2019 Plan of approximately $22 million to $28 million in 2020. These savings are expected to benefit both the SCC and SBM operating segments. Substantially all of the restructuring actions under the 2019 Plan are expected to be completed by the end of 2020.

We expect to incur total pre-tax costs in connection with the 2019 Plan of approximately $15 million to $20 million, of which approximately $5 million to $8 million represent restructuring costs and approximately $10 million to $12 million represent repositioning costs. In addition, we expect to incur approximately $2 million of capital expenditures associated with the program.

The 2019 Plan is separate and in addition to the 2018 and 2017 Plans that were approved by our Board of Directors on August 1, 2018, and June 28, 2017, respectively. Each plan is designed to reduce GCP's complexity and create a more efficient and effective organization. The 2018 Plan is expected to generate approximately $25 million of annualized savings in 2019, while the 2017 Plan generated $29 million in annualized savings as of the end of 2018, of which $14 million benefited continuing operations.

Interest Expense and Related Financing Costs
Interest expense and related financing costs were $6.0 million for the fourth quarter of 2018 compared to $14.1 million for the prior-year quarter. The decrease was primarily due to lower interest expense as a result of the debt refinancing transactions discussed below.

Debt Refinancing Transactions
On April 10, 2018, we announced the issuance of $350.0 million aggregate principal amount of 5.5% Senior Notes due 2026, an amendment to its Credit Agreement that, among other things, increased the aggregate principal amount of revolving commitments available to $350.0 million, and the redemption of $525.0 million outstanding aggregate principal amount of our 9.5% Senior Notes due 2023. Interest expense in 2019 is expected to decrease by approximately $8 million, or approximately $0.08 per share, compared to 2018 as a result of the debt refinancing.

Income Taxes
Income tax expense attributable to continuing operations for the year ended December 31, 2018 was $26.3 million, compared with $82.1 million for the prior year, representing effective tax rates of 250.5% and 290.1%, respectively. The effective tax rates were higher than statutory tax rates in both 2018 and 2017 primarily due to the impacts of the 2017 Tax Act and valuation allowances.

Full Year 2019 Outlook1

Guidance	2019
Net Sales, Constant Currency*	Approximately equal to 2018 results
Adjusted EBIT*	Growth of 7% to 14% million
Adjusted EPS(2)(3)*	$1.03 to $1.14
Adjusted Free Cash Flow*	$55 million to $70 million

1GCP guidance figures assume December 31, 2018 FX rates carried forward into the guidance period.

2Includes adjusted tax rate of 27% to 29%.
3Assumes 73 million shares outstanding.

Investor Call
GCP has scheduled a conference call and webcast at 10:00 a.m. ET today to review its 2018 results and full year outlook. Those who wish to listen to the conference call webcast should visit the Investors section of the GCP website at www.gcpat.com. The live call can be accessed by dialing (888) 204-4368 in the U.S. or +1 (786) 789-4783 internationally prior to the start of the call. Participants should ask to join the GCP Applied Technologies call. An accompanying slide presentation will also be available on the website.

For those unable to participate in the live conference call, a playback will be available until March 6, 2019. To listen to the playback, please dial (888) 203-1112 in the U.S. or +1 (719) 457-0820 internationally; the access code is 9979130. An audio webcast replay will also be available in the “Events and Presentations” section of the company's website for approximately three months.

Non-GAAP Financial Measures
In this press release the Company refers to non-GAAP financial measures including Net Sales, Constant Currency, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted EBIT, Adjusted EBIT Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted EPS, and Adjusted EBIT Return On Invested Capital. These non-GAAP measures do not purport to represent income or liquidity measures as defined under United States generally accepted accounting principles ("GAAP"), and should not be considered as alternatives to such measures as an indicator of GCP's performance. These non-GAAP measures are provided to distinguish the operating results of GCP's current business.

The Analysis of Operations pages included in this press release provide reconciliations of these non-GAAP financial measures to their most comparable GAAP measures, as well as definitions for each of these non-GAAP financial measures and explanations as to why management finds them useful and believes they are useful to investors, potential investors and others.

Investor Relations Joseph DeCristofaro T +1 617.498.2616 investors@gcpat.com

***********************************************************************************************************************
About GCP Applied Technologies
GCP is a leading global provider of construction products technologies that include additives for cement and concrete, the VERIFI® in-transit concrete management system, high-performance waterproofing products, and specialty systems. GCP products have been used to build some of the world’s most renowned structures. More information is available at www.gcpat.com.

This announcement contains “forward-looking statements,” that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements about GCP's review of strategic alternatives and statements about expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, GCP is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; uncertainties related to GCP’s ability to realize the anticipated benefits of the spin-off /separation from W.R. Grace and the value of GCP’s common stock following the spin-off; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; and the handling of hazardous materials and the costs of compliance with environmental regulation. These and other factors are identified and described in more detail in GCP's Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on GCP’s projections and forward-looking statements, which speak only as the date thereof. GCP undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

GCP Applied Technologies Inc. Consolidated Statements of Operations (unaudited)
	Three Months Ended December 31,		Year Ended December 31,
(In millions, except per share amounts)	2018	2017	2018	2017
Net sales	$276.1	$289.5	$1,125.4	$1,084.4
Cost of goods sold	175.8	179.2	715.5	667.3
Gross profit	100.3	110.3	409.9	417.1
Selling, general and administrative expenses	69.3	74.6	289.1	296.5
Research and development expenses	4.8	4.8	20.2	20.0
Interest expense and related financing costs	6.0	14.1	92.4	70.2
Repositioning expenses	3.8	3.0	9.6	9.8
Restructuring expenses and asset impairments	1.6	0.5	14.8	13.5
Loss in Venezuela	—	—	—	38.3
Other (income) expense, net	(15.4)	3.7	(26.7)	(2.9)
Total costs and expenses	70.1	100.7	399.4	445.4
Income (loss) from continuing operations before income taxes	30.2	9.6	10.5	(28.3)
Provision for income taxes	(10.5)	(78.4)	(26.3)	(82.1)
Income (loss) from continuing operations	19.7	(68.8)	(15.8)	(110.4)
Income (loss) from discontinued operations, net of income taxes	4.6	(15.1)	31.3	664.3
Net income (loss)	24.3	(83.9)	15.5	553.9
Less: Net income attributable to noncontrolling interests	—	(0.3)	(0.3)	(0.5)
Net income (loss) attributable to GCP shareholders	$24.3	$(84.2)	$15.2	$553.4
Amounts Attributable to GCP Shareholders:
Income (loss) from continuing operations attributable to GCP shareholders	19.7	(69.1)	(16.1)	(110.9)
Income (loss) from discontinued operations, net of income taxes	4.6	(15.1)	31.3	664.3
Net income (loss) attributable to GCP shareholders	$24.3	$(84.2)	$15.2	$553.4
Earnings (loss) Per Share Attributable to GCP Shareholders:
Basic earnings (loss) per share:
Income (loss) from continuing operations attributable to GCP shareholders	$0.27	$(0.96)	$(0.22)	$(1.55)
Income (loss) from discontinued operations, net of income taxes	$0.06	$(0.21)	$0.43	$9.29
Net income (loss) attributable to GCP shareholders(1)	$0.34	$(1.17)	$0.21	$7.74
Weighted average number of basic shares	72.2	71.7	72.1	71.5
Diluted earnings (loss) per share:(2)
Income (loss) from continuing operations attributable to GCP shareholders	$0.27	$(0.96)	$(0.22)	$(1.55)
Income (loss) from discontinued operations, net of income taxes	$0.06	$(0.21)	$0.43	$9.29
Net income (loss) attributable to GCP shareholders	$0.33	$(1.17)	$0.21	$7.74
Weighted average number of diluted shares	72.8	71.7	72.1	71.5
______________________________
(1)     Amounts may not sum due to rounding.
(2)     Dilutive effect only applicable to periods where there is net income from continuing operations.

GCP Applied Technologies Inc. Consolidated Balance Sheets (unaudited)
(In millions, except par value and shares)	December 31, 2018	December 31, 2017
ASSETS
Current Assets
Cash and cash equivalents	$326.1	$721.5
Trade accounts receivable (net of allowances of $5.8 million and $5.7 million, respectively)	198.6	217.1
Inventories, net	110.5	106.3
Other current assets	44.6	48.6
Current assets held for sale	3.4	19.7
Total Current Assets	683.2	1,113.2
Properties and equipment, net	225.1	216.6
Goodwill	207.9	198.2
Technology and other intangible assets, net	89.0	91.8
Deferred income taxes	25.5	30.2
Overfunded defined benefit pension plans	22.5	26.4
Other assets	28.0	23.8
Non-current assets held for sale	0.7	2.8
Total Assets	$1,281.9	$1,703.0
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Debt payable within one year	$10.6	$24.0
Accounts payable	121.4	134.8
Other current liabilities	145.5	316.2
Current liabilities held for sale	—	7.8
Total Current Liabilities	277.5	482.8
Debt payable after one year	346.1	520.3
Income taxes payable	37.7	58.3
Deferred income taxes	12.4	14.7
Unrecognized tax benefits	62.8	42.4
Underfunded and unfunded defined benefit pension plans	48.1	57.1
Other liabilities	15.5	35.1
Non-current liabilities held for sale	0.4	0.3
Total Liabilities	800.5	1,211.0
Commitments and Contingencies
Stockholders' Equity
Common stock issued, par value $0.01; 300,000,000 shares authorized; outstanding: 72,176,324 and 71,754,344, respectively	0.7	0.7
Paid-in capital	39.6	29.9
Accumulated earnings	563.9	548.7
Accumulated other comprehensive loss	(120.0)	(85.7)
Treasury stock	(4.8)	(3.4)
Total GCP Stockholders' Equity	479.4	490.2
Noncontrolling interests	2.0	1.8
Total Stockholders' Equity	481.4	492.0
Total Liabilities and Stockholders' Equity	$1,281.9	$1,703.0

GCP Applied Technologies Inc. Consolidated Statements of Cash Flows (unaudited)
	Year Ended December 31,
(In millions)	2018	2017
OPERATING ACTIVITIES
Net income	$15.5	$553.9
Less: Income from discontinued operations	31.3	664.3
Loss from continuing operations	(15.8)	(110.4)
Reconciliation to net cash used in operating activities:
Depreciation and amortization	42.0	36.8
Amortization of debt discount and financing costs	1.6	2.7
Unrealized loss on foreign currency	0.6	2.0
Stock-based compensation expense	3.7	8.5
Gain on termination and curtailment of pension and other postretirement benefit plans	(0.2)	(6.6)
Currency and other losses in Venezuela	—	40.1
Deferred income taxes	3.2	70.9
Loss on debt refinancing	59.8	—
Gain on disposal of property and equipment	(0.9)	(0.3)
Loss on sale of product line	—	2.1
Changes in assets and liabilities, excluding effect of currency translation:
Trade accounts receivable	9.3	(45.1)
Inventories	(7.8)	(11.3)
Accounts payable	(9.7)	30.9
Pension assets and liabilities, net	(7.0)	(26.0)
Other assets and liabilities, net	(3.4)	4.7
Net cash provided by (used in) operating activities from continuing operations(1)	75.4	(1.0)
Net cash used in operating activities from discontinued operations	(133.0)	(34.1)
Net cash used in operating activities	(57.6)	(35.1)
INVESTING ACTIVITIES
Capital expenditures	(55.0)	(45.0)
Businesses acquired, net of cash acquired	(29.5)	(121.2)
Proceeds from sale of product line	—	2.9
Other investing activities	(2.4)	2.4
Net cash used in investing activities from continuing operations	(86.9)	(160.9)
Net cash provided by investing activities from discontinued operations	0.1	1,043.1
Net cash (used in) provided by investing activities	(86.8)	882.2
FINANCING ACTIVITIES
Borrowings under credit arrangements	56.3	122.8
Repayments under credit arrangements	(69.6)	(419.5)
Proceeds from issuance of long term note obligations	350.0	—
Repayments of long term note obligation	(578.3)	—
Cash paid for debt financing costs	(6.9)	—
Payments of tax withholding obligations related to employee equity awards	(1.4)	(1.3)
Proceeds from exercise of stock options	5.5	8.0
Noncontrolling interest dividend	(0.1)	(2.0)
Transfers to parent, net	—	—
Other financing activities	(2.8)	—
Net cash used in financing activities from continuing operations	(247.3)	(292.0)
Net cash provided by financing activities from discontinued operations	—	1.1
Net cash used in financing activities	(247.3)	(290.9)
Effect of currency exchange rate changes on cash and cash equivalents	(3.7)	2.0
(Decrease) increase in cash and cash equivalents	(395.4)	558.2
Cash and cash equivalents, beginning of period	721.5	163.3
Cash and cash equivalents, end of period	326.1	721.5
Less: Cash and cash equivalents of discontinued operations	—	—
Cash and cash equivalents of continuing operations, end of period	$326.1	$721.5
Supplemental cash flow disclosures:
Cash paid for income taxes, net of refunds	$23.1	$11.2
Cash paid for interest on note and credit arrangements	$46.3	$59.6

______________________________________

(1)
During 2018, we identified an immaterial error related to the presentation of the effect of currency exchange rate changes on cash and cash equivalents in our Consolidated Statements of Cash Flows in the filed 2017 Annual Report on Form 10-K for the year ended December 31, 2017. The correction of this error resulted in a reclassification of $4.4 million between “cash provided by (used in) operating activities from continuing operations” and “effect of currency exchange rate changes on cash and cash equivalents” in the Consolidated Statements of Cash Flows for the year ended December 31, 2017.

Analysis of Operations
The Company has set forth in the tables below GCP's key operating statistics with percentage changes for the three months and years ended December 31, 2018 and 2017. In the table, the Company presents financial information in accordance with U.S. GAAP, as well as certain non-GAAP financial measures, which it describes below in further detail. GCP believes that the non-GAAP financial information supplements its discussions about the performance of its businesses, improves period-to-period comparability and provides insight to the information that management uses to evaluate the performance of its businesses. Management uses non-GAAP measures in financial and operational decision-making processes, for internal reporting, and as part of its forecasting and budgeting processes, since these measures provide additional transparency to GCP's core operations.
In the table, the Company has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. These non-GAAP financial measures should not be considered substitutes for financial measures calculated in accordance with U.S. GAAP, and the financial results that the Company calculates and presents in the table in accordance with U.S. GAAP, as well as the corresponding reconciliations from those results, should be carefully evaluated.
Constant currency means current period revenue in local currency translated using prior period exchange rates. GCP uses constant currency in assessing trends in sales excluding the impact of fluctuations in foreign currency exchange rates.
The Company defines Adjusted EBIT (a non-GAAP financial measure) to be net income (loss) from continuing operations attributable to GCP shareholders adjusted for: (i) gains and losses on sales of businesses, product lines and certain other investments; (ii) currency and other financial losses in Venezuela (iii) costs related to legacy product, environmental and other claims; (iv) restructuring expenses, repositioning and asset impairments; (v) defined benefit plan costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; (vi) third-party and other acquisition-related costs; (vii) other financing costs associated with the modification or extinguishment of debt; (viii) amortization of acquired inventory fair value adjustments; (ix) tax indemnification adjustments; (x) interest income, interest expense and related financing costs; (xi) income taxes; and (xii) certain other items that are not representative of underlying trends. GCP uses Adjusted EBIT to assess and measure its operating performance and determine performance-based compensation. GCP uses Adjusted EBIT as a performance measure because it provides improved period-to-period comparability for decision-making and compensation purposes and allows management to measure the ongoing earnings results of the Company's strategic and operating decisions.
The Company defines Adjusted EBITDA (a non-GAAP financial measure) to be Adjusted EBIT adjusted for depreciation and amortization. GCP uses Adjusted EBITDA as a performance measure in making significant business decisions.
The Company defines Adjusted Earnings Per Share (a non-GAAP financial measure) to be earnings per share ("EPS") from continuing operations on a diluted basis adjusted for: (i) gains and losses on sales of businesses, product lines and certain other investments; (ii) currency and other financial losses in Venezuela; (iii) costs related to legacy product, environmental and other claims; (iv) restructuring and repositioning expenses and asset impairments; (v) defined benefit plan costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; (vi) third-party and other acquisition-related costs; (vii) other financing costs associated with the modification or extinguishment of debt; (viii) amortization of acquired inventory fair value adjustments; (ix) tax indemnification adjustments; (x) certain other items that are not representative of underlying trends; and (xi) certain discrete tax items. GCP uses Adjusted EPS as a performance measure to review its diluted earnings per share results on a consistent basis and in determining certain performance-based employee compensation.

The Company defines Adjusted Gross Profit (a non-GAAP financial measure) to be gross profit adjusted for: (i) corporate and pension-related costs included in cost of goods sold; (ii) loss in Venezuela included in cost of goods sold; and (iii) amortization of acquired inventory fair value adjustment. Adjusted Gross Margin means Adjusted Gross Profit divided by net sales. Management uses this performance measure to understand trends and changes and to make business decisions regarding core operations.
The Company defines Adjusted Free Cash Flow (a non-GAAP financial measure) to be net cash provided by or used for operating activities minus capital expenditures plus cash paid for restructuring and repositioning, third party and other acquisition-related costs, net of related cash taxes; capital expenditures related to repositioning; accelerated payments under defined benefit pension arrangements; and expenditures for legacy and other items. GCP uses Adjusted Free Cash Flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to invest in its businesses, to provide a return of capital to shareholders and to determine payments of performance-based compensation.
The Company defines Adjusted EBIT Return On Invested Capital (a non-GAAP financial measure) to be Adjusted EBIT (on a trailing four quarters basis) divided by the sum of net working capital, properties and equipment and certain other assets and liabilities. Management uses Adjusted EBIT Return On Invested Capital as a performance measure to review investments and to make capital allocation decisions.
Adjusted EBIT, Adjusted EBITDA, Adjusted EPS, Adjusted EBIT Return On Invested Capital, Adjusted Gross Profit, Adjusted Gross Margin and Adjusted Free Cash Flow do not purport to represent income measures as defined under U.S. GAAP. These measures are provided to investors and others to improve the period-to-period comparability and peer-to-peer comparability of GCP's financial results and to ensure that investors understand the information GCP uses to evaluate the performance of its businesses.
Adjusted EBIT has material limitations as an operating performance measure because it excludes costs related to income and expenses from restructuring and repositioning activities, which historically has been a material component of net income (loss) from continuing operations attributable to GCP shareholders. Adjusted EBITDA also has material limitations as an operating performance measure because it excludes the impact of depreciation and amortization expense. GCP's business is substantially dependent on the successful deployment of capital, and depreciation and amortization expense is a necessary element of its costs. GCP compensates for the limitations of these measurements by using these indicators together with net income (loss) measured under GAAP to present a complete analysis of its results of operations. Adjusted EBIT and Adjusted EBITDA should be evaluated together with net income (loss) from continuing operations attributable to GCP shareholders measured under GAAP for a complete understanding of GCP's results of operations.
The Company does not provide GAAP earnings on a forward-looking basis because the Company is unable to estimate with reasonable certainty unusual or unanticipated charges, expenses or gains without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with GAAP.

GCP Applied Technologies Inc. Analysis of Operations (unaudited)

	Three Months Ended December 31,			Year Ended December 31,
Analysis of Operations (In millions)	2018	2017	% Change	2018	2017	% Change
Net sales:
Specialty Construction Chemicals	$156.1	$166.6	(6.3)%	$643.5	$615.7	4.5%
Specialty Building Materials	120.0	122.9	(2.4)%	481.9	468.7	2.8%
Total GCP net sales	$276.1	$289.5	(4.6)%	$1,125.4	$1,084.4	3.8%
Net sales by region:
North America	$144.6	$144.7	(0.1)%	$571.0	$540.7	5.6%
Europe Middle East Africa (EMEA)	51.5	65.6	(21.5)%	240.7	244.5	(1.6)%
Asia Pacific	64.0	60.8	5.3%	245.6	229.2	7.2%
Latin America	16.0	18.4	(13.0)%	68.1	70.0	(2.7)%
Total net sales by region	$276.1	$289.5	(4.6)%	$1,125.4	$1,084.4	3.8%
Net Sales, Constant Currency:
Specialty Construction Chemicals	$163.2	$166.6	(2.0)%	$651.2	$615.7	5.8%
Specialty Building Materials	121.8	122.9	(0.9)%	478.3	468.7	2.0%
Total GCP Net Sales, Constant Currency (non-GAAP)	$285.0	$289.5	(1.6)%	$1,129.5	$1,084.4	4.2%
Adjusted EBIT(A):
Specialty Construction Chemicals segment operating income	$9.0	$18.9	(52.4)%	$40.2	$63.4	(36.6)%
Specialty Building Materials segment operating income	29.4	28.8	2.1%	113.6	109.4	3.8%
Corporate costs(B)	(4.5)	(7.5)	40.0%	(27.3)	(36.4)	25.0%
Certain pension costs(C)	(1.8)	(2.0)	10.0%	(7.6)	(9.0)	15.6%
Adjusted EBIT (non-GAAP)	32.1	38.2	(16.0)%	118.9	127.4	(6.7)%
Loss on sale of product line	—	—	—%	—	(2.1)	100.0%
Currency and other financial losses in Venezuela	—	—	—%	—	(39.1)	100.0%
Litigation settlement	—	—	—%	—	(4.0)	100.0%
Legacy product, environmental and other claims(D)	—	(0.6)	100.0%	—	(0.6)	100.0%
Repositioning expenses	(3.8)	(3.0)	(26.7)%	(9.6)	(9.8)	2.0%
Restructuring expenses and asset impairments	(1.6)	(0.5)	NM	(14.8)	(13.5)	(9.6)%
Pension MTM adjustment and other related costs, net	9.6	(11.2)	NM	8.7	(14.1)	NM
Gain on termination and curtailment of pension and other postretirement plans	0.1	0.7	(85.7)%	0.2	6.6	(97.0)%
Third-party and other acquisition-related costs	(0.4)	(1.8)	77.8%	(2.5)	(6.8)	63.2%
Other financing costs	—	—	—%	—	(6.0)	100.0%
Amortization of acquired inventory fair value adjustment	—	—	—%	(0.2)	(2.9)	93.1%
Tax indemnification adjustments	(0.5)	(0.4)	(25.0)%	(0.5)	(2.8)	82.1%
Interest expense, net	(5.3)	(12.1)	56.2%	(88.9)	(61.1)	(45.5)%
Income tax (expense) benefit	(10.5)	(78.4)	86.6%	(26.3)	(82.1)	68.0%
Net income (loss) from continuing operations attributable to GCP shareholders (GAAP)	$19.7	$(69.1)	NM	$(16.1)	$(110.9)	85.5%
Diluted EPS from continuing operations (GAAP)	$0.27	$(0.96)	NM	$(0.22)	$(1.55)	85.8%
Adjusted EPS (non-GAAP)	$0.29	$0.24	20.8%	$0.91	$0.64	42.2%

GCP Applied Technologies Inc. Analysis of Operations (unaudited) (continued)

	Three months ended December 31,			Year Ended December 31,
Analysis of Operations (In millions)	2018	2017	% Change	2018	2017	% Change
Adjusted profitability performance measures:
Gross Profit:
Specialty Construction Chemicals	$50.2	$58.7	(14.5)%	$206.9	$218.8	(5.4)%
Specialty Building Materials	50.7	52.0	(2.5)%	205.3	204.1	0.6%
Adjusted Gross Profit (non-GAAP)	$100.9	$110.7	(8.9)%	$412.2	$422.9	(2.5)%
Amortization of acquired inventory fair value adjustment	—	—	—%	(0.2)	(2.9)	93.1%
Loss in Venezuela in cost of goods sold	—	—	—%	—	(0.8)	100.0%
Corporate costs and pension costs in cost of goods sold	(0.4)	(0.8)	50.0%	(1.9)	(2.1)	9.5%
Total GCP Gross Profit (GAAP)	$100.5	$109.9	(8.6)%	$410.1	$417.1	(1.7)%
Gross Margin:
Specialty Construction Chemicals	32.2%	35.2%	(3.0) pts	32.2%	35.5%	(3.3) pts
Specialty Building Materials	42.3%	42.3%	0.0 pts	42.6%	43.5%	(0.9) pts
Adjusted Gross Margin (non-GAAP)	36.5%	38.2%	(1.7) pts	36.6%	39.0%	(2.4) pts
Amortization of acquired inventory fair value adjustment	—%	—%	—%	—%	(0.3)%	0.3 pts
Loss in Venezuela in cost of goods sold	—%	—%	0.0 pts	—%	(0.1)%	0.1 pts
Corporate costs and pension costs in cost of goods sold	(0.1)%	(0.3)%	0.2 pts	(0.2)%	(0.2)%	0.0 pts
Total GCP Gross Margin (GAAP)	36.4%	37.9%	(1.5) pts	36.4%	38.4%	(2.0) pts
Adjusted EBIT(A)(B)(C):
Specialty Construction Chemicals segment operating income	$9.0	$18.9	(52.4)%	$40.2	$63.4	(36.6)%
Specialty Building Materials segment operating income	29.4	28.8	2.1%	113.6	109.4	3.8%
Corporate and certain pension costs	(6.3)	(9.5)	33.7%	(34.9)	(45.4)	23.1%
Total GCP Adjusted EBIT (non-GAAP)	$32.1	$38.2	(16.0)%	$118.9	$127.4	(6.7)%
Depreciation and amortization:
Specialty Construction Chemicals	$6.2	$5.7	8.8%	$24.2	$21.3	13.6%
Specialty Building Materials	3.8	3.6	5.6%	14.7	13.2	11.4%
Corporate	0.7	0.6	16.7%	3.1	2.3	34.8%
Total GCP	$10.7	$9.9	8.1%	$42.0	$36.8	14.1%
Adjusted EBITDA:
Specialty Construction Chemicals	$15.2	$24.6	(38.2)%	$64.4	$84.7	(24.0)%
Specialty Building Materials	33.2	32.4	2.5%	128.3	122.6	4.6%
Corporate and certain pension costs	(5.6)	(8.9)	37.1%	(31.8)	(43.1)	26.2%
Total GCP Adjusted EBITDA (non-GAAP)	$42.8	$48.1	(11.0)%	$160.9	$164.2	(2.0)%
Adjusted EBIT Margin:
Specialty Construction Chemicals	5.8%	11.3%	(5.5) pts	6.2%	10.3%	(4.1) pts
Specialty Building Materials	24.5%	23.4%	1.1 pts	23.6%	23.3%	0.3 pts
Total GCP Adjusted EBIT Margin (non-GAAP)	11.6%	13.2%	(1.6) pts	10.6%	11.7%	(1.1) pts
Adjusted EBITDA Margin:
Specialty Construction Chemicals	9.7%	14.8%	(5.1) pts	10.0%	13.8%	(3.8) pts
Specialty Building Materials	27.7%	26.4%	1.3 pts	26.6%	26.2%	0.4 pts
Total GCP Adjusted EBITDA Margin (non-GAAP)	15.5%	16.6%	(1.1) pts	14.3%	15.1%	(0.8) pts

GCP Applied Technologies Inc. Analysis of Operations (unaudited) (continued)
(In millions)	Four Quarters Ended
	December 31, 2018	December 31, 2017
Calculation of Adjusted EBIT Return On Invested Capital (trailing four quarters):
Adjusted EBIT	$118.9	$127.4
Invested Capital:
Trade accounts receivable	198.6	217.1
Inventories	110.5	106.3
Accounts payable	(121.4)	(134.8)
Invested working capital	187.7	188.6
Other current assets (excluding income taxes)	34.2	42.6
Properties and equipment, net	225.1	216.6
Goodwill	207.9	198.2
Technology and other intangible assets, net	89.0	91.8
Other assets (excluding capitalized financing fees)	23.9	20.6
Other current liabilities (excluding income taxes, restructuring, repositioning, accrued interest and liabilities incurred in association with the Darex divestiture)	(95.1)	(106.0)
Other liabilities (excluding other postretirement benefits liability and liabilities incurred in association with the Darex divestiture)	(13.8)	(20.7)
Total invested capital	$658.9	$631.7
Adjusted EBIT Return On Invested Capital (non-GAAP)	18.0%	20.2%
___________________________________________________________________________________________________________________

(A)	Our segment operating income includes only our share of income of consolidated joint ventures.

(B)
Management allocates certain corporate costs to each operating segment to the extent such costs are directly attributable to the segments. For the year ended December 31, 2017, corporate costs include approximately $5.4 million that were not allocated to the Darex operating segment as such costs did not meet the criteria to be reclassified to discontinued operations. Beginning in the third quarter of 2017, we began allocating these costs to our SCC and SBM operating segments.

(C)
Certain pension costs include only ongoing costs, recognized quarterly, which include service and interest costs, expected returns on plan assets and amortization of prior service costs/credits. SCC and SBM segment operating income and corporate costs do not include any amounts for pension expense. Other pension-related costs, including annual mark-to-market adjustments, gains or losses from curtailments and terminations, as well as other related costs, are excluded from Adjusted EBIT. These amounts are not used by management to evaluate the performance of our businesses and significantly affect the peer-to-peer and period-to-period comparability of our financial results. Mark-to-market adjustments and other related costs relate primarily to changes in financial market values and actuarial assumptions and are not directly related to the operation of our businesses.

(D)
Legacy product, environmental and other claims include costs relating to businesses that are no longer part of our core business portfolio. These businesses were divested or otherwise ceased operations; however, we retain certain risks and obligations, which include certain legacy liabilities. The principal legacy liabilities are product and environmental liabilities.

NM	Not meaningful.

(In millions)	Year Ended December 31,
	2018	2017
Cash flow measure:
Net cash provided by (used in) operating activities from continuing operations	$75.4	$(1.0)
Capital expenditures	(55.0)	(45.0)
Free Cash Flow (non-GAAP)	20.4	(46.0)
Cash paid for repositioning	5.5	6.2
Cash paid for restructuring	9.1	6.8
Cash paid for third-party and other acquisition-related costs	2.4	6.3
Cash paid for litigation settlement	—	4.0
Capital expenditures related to repositioning	6.8	1.9
Cash taxes related to repositioning, restructuring, third-party and other acquisition-related costs and litigation settlement	(3.1)	(6.2)
Accelerated pension plan contributions	2.9	40.0
Adjusted Free Cash Flow (non-GAAP)	$44.0	$13.0

GCP Applied Technologies Inc. Adjusted Earnings Per Share (unaudited)
	Three Months Ended December 31,
	2018				2017
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted Earnings Per Share (GAAP)				$0.27				$(0.96)
Legacy product, environmental and other claims	$—	$—	$—	—	$0.6	$0.2	$0.4	0.01
Repositioning expenses	3.8	0.9	2.9	0.04	3.0	1.1	1.9	0.03
Restructuring expenses	1.6	0.4	1.2	0.02	0.5	0.2	0.3	—
Pension MTM adjustment and other related costs, net	(9.6)	(2.4)	(7.2)	(0.10)	11.2	4.7	6.5	0.09
Gain on termination and curtailment of pension and other postretirement plans	(0.1)	—	(0.1)	—	(0.7)	(0.3)	(0.4)	(0.01)
Third-party and other acquisition-related costs	0.4	0.1	0.3	—	1.8	0.4	1.4	0.02
Tax indemnification adjustments	0.5	(0.1)	0.6	0.01	0.4	0.1	0.3	—
Discrete tax items:
Discrete tax items, including adjustments to uncertain tax positions(1)	—	(3.3)	3.3	0.05	—	(75.7)	75.7	1.06
Adjusted EPS (non-GAAP)				$0.29				$0.24
__________________________

(1)	Discrete tax items for the fourth quarter of 2017 relate primarily to a charge of $81.7 million associated with 2017 Tax Act.

	Year Ended December 31,
	2018				2017
(In millions, except per share amounts)	Pre-Tax	Tax Effect	After-Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted Earnings Per Share (GAAP)				$(0.22)				$(1.55)
Loss on sale of product line	$—	$—	$—	—	$2.1	$0.8	$1.3	0.02
Currency and other financial losses in Venezuela(1)	—	—	—	—	39.1	12.9	26.2	0.37
Litigation settlement	—	—	—	—	4.0	1.5	2.5	0.03
Legacy product, environmental and other claims	—	—	—	—	0.6	0.2	0.4	0.01
Repositioning expenses	9.6	2.4	7.2	0.10	9.8	3.9	5.9	0.08
Restructuring expenses	14.8	3.3	11.5	0.16	13.5	4.6	8.9	0.12
Pension MTM adjustment and other related costs, net	(8.7)	(2.1)	(6.6)	(0.09)	14.1	6.0	8.1	0.11
Gain on termination and curtailment of pension and other postretirement plans	(0.2)	(0.1)	(0.1)	—	(6.6)	(2.8)	(3.8)	(0.05)
Third-party and other acquisition-related costs	2.5	0.6	1.9	0.03	6.8	1.3	5.5	0.08
Other financing costs	—	—	—	—	6.0	2.3	3.7	0.05
Amortization of acquired inventory fair value adjustment	0.2	—	0.2	—	2.9	0.9	2.0	0.03
Currency losses in Argentina	1.1	—	1.1	0.02	—	—	—	—
Loss on debt refinancing	59.8	14.8	45.0	0.62	—	—	—	—
Tax indemnification adjustments	0.5	(0.1)	0.6	0.01	2.8	0.8	2.0	0.03
Discrete tax items:
Discrete tax items, including adjustments to uncertain tax positions(2)	—	(20.7)	20.7	0.28	—	(93.9)	93.9	1.31
Adjusted EPS (non-GAAP)				$0.91				$0.64
__________________________

(1)	Tax effect amount represents the benefit resulting from outside basis differences in Venezuela.

(2)	Discrete tax items relate primarily to the charges of $17.9 million and $81.7 million, respectively, which were recorded in 2018 and 2017 and associated with 2017 Tax Act.